UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2008

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On November 12, 2008, Applied Materials, Inc. (“Applied” or the “Company”) filed a Current Report on Form 8-K (the “Initial Filing”) that included, in Item 2.05 thereof, disclosure regarding the Company’s implementation of a restructuring program. Applied is filing this Form 8-K/A to amend Item 2.05 of the Initial Filing to provide additional information regarding the restructuring program, including the cost estimates associated with this program, which could not be estimated at the time of the Initial Filing. Except as stated herein, no other changes are being made to the Initial Filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 12, 2008, Applied reported its intent to implement a restructuring program to reduce its global workforce through a combination of attrition, voluntary separation and other workforce reduction actions. Due to the variability of costs associated with voluntary separation programs, Applied was unable at the time of the Initial Filing to make a good faith determination of the cost estimates, or ranges of cost estimates, associated with the restructuring program.

Applied currently expects to incur total charges associated with the restructuring program of approximately $133 million, consisting primarily of one-time termination benefits, which amount represents substantially all of the expected costs for this program. These charges will be recorded in the Company’s first fiscal quarter ended January 25, 2009 and will result in cash expenditures of approximately $133 million through October 2009.

Safe Harbor Statement

This report contains forward-looking statements, including those regarding the expected charges and cash expenditures under the restructuring program. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: uncertain global economic and industry conditions; Applied’s ability to implement the program as planned; retention of key employees; changes in Applied’s business requirements; and other risks described in Applied’s filings with the Securities and Exchange Commission. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. Applied undertakes no obligation to revise or update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: February 2, 2009	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary